EXHIBIT 99.1

                                    CROSSTEX
                                  PRESS RELEASE

                      CROSSTEX ANNOUNCES GUIDANCE FOR 2006
                   COMPANY HOSTS SECOND ANNUAL ANALYST MEETING

DALLAS, March 17, 2006 --- The Crosstex Energy companies, Crosstex Energy, L.P. (NasdaqNM: XTEX) (the Partnership) and Crosstex Energy, Inc. (NasdaqNM: XTXI) (the Corporation), will hold their second annual analyst meeting on Monday, March 20, from 8:30 a.m. - noon (CST). The meeting will be available live by conference call or webcast for those not able to attend.

The meeting will showcase several members of Crosstex's senior management team and will include discussions concerning strategic planning, industry trends and market opportunities, as well as provide 2006 guidance.

The dial-in number for the call is 866-713-8563, passcode 56314586. A live webcast of the call can be accessed on the investor relations page of Crosstex Energy's website at www.crosstexenergy.com. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 84439270, or by going to the investor relations events page of the Company's website.

ABOUT THE CROSSTEX ENERGY COMPANIES

Crosstex Energy, L.P., a mid-stream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, nine processing plants, four fractionators, and approximately 150 natural gas amine treating plants and 22 dew point control plants. Crosstex currently provides services for over 3.0 Bcf/day of natural gas, or approximately 6.0 percent of marketed U.S. daily production based on August 2005 Department of Energy data.

Crosstex Energy, Inc. owns the two percent general partner interest, an approximately 38 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at http://www.crosstexenergy.com.

                                    * * * * *

Contact: Jill McMillan
Phone: 214-721-9271
jill.mcmillan@crosstexenergy.com